Exhibit 99.1

NEWS RELEASE

	Company Contact:	Richard J. Bakos
Chief Financial Officer
Maxwell Shoe Company
(617) 333-4007

For Immediate Release

	Investor Relations:	Allison Malkin
Integrated Corporate Relations
(203) 222-9013

MAXWELL SHOE COMPANY INC. ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

Announces Record First Quarter Net Sales and Earnings; Exceeding Expectations

Raises Fiscal 2004 Earnings Guidance Range to $1.18 - $1.22

Company will hold Earnings Conference Call at 11:00 am EST today to Discuss First Quarter Results

Hyde Park, Mass. – March 2, 2004 – Maxwell Shoe Company Inc., (NASDAQ: MAXS), today announced financial results for the first quarter ended January 31, 2004.

In the first quarter:

•	Net sales increased 17.3% to $53.6 million compared to $45.7 million in 2003;

•	Operating income rose 41.0% to $5.2 million, or 9.7% of net sales, compared to $3.7 million, or 8.1% of net sales in 2003;

•	Net income grew 35.0% to $3.3 million, or 6.1% of net sales, versus $2.4 million, or 5.3% of net sales in 2003; and

•	Diluted earnings per share increased 30.7% to $0.21 compared to $0.16 in 2003.

“We are delighted to begin the year by reporting record levels of sales and earnings in the first quarter,” stated Mark Cocozza, Chairman and Chief Executive Officer. “Our better-than-expected results were driven by sales gains for all of our branded and private label footwear programs. Importantly, we achieved success and increased market share within each of the markets we serve from moderate to better to bridge. We are particularly pleased with the positive momentum generated for Circa Joan & David, Dockers® and Sam & Libby brands at retail. Our accomplishments across multiple footwear categories and price points have heightened awareness for our entire portfolio of brands. This sales momentum and strong balance sheet positions us well to capitalize on the many opportunities we see for our Company in the footwear industry.”

Gross profit dollars in the first quarter rose by 15.3% to $14.3 million, or 26.7% of net sales, compared to $12.4 million, or 27.2% of net sales, in the first quarter of 2003. The decline in gross profit as a percentage of sales was primarily due to the promotional environment at retail versus the same time last year. Operating expenses totaled $9.1 million, or 17.0% of net sales

MAXS REPORTS FIRST QUARTER FISCAL 2004 RESULTS	Page: 2

compared to $8.7 million, or 19.1% of net sales, in the first quarter of 2003. Disciplined expense management enabled the Company to record a 210 basis point improvement in operating expenses, as a percent of net sales. As a result, operating income increased by 41.0% to $5.2 million, or 9.7% of net sales, compared to $3.7 million, or 8.1% of net sales in the prior year’s quarter.

The Company’s balance sheet continued to strengthen. At quarter end, cash totaled $90.4 million, rising $20.6 million from $69.8 million at January 31, 2003. Inventory and accounts receivable were on plan and current. To this end, inventory totaled $26.9 million, representing a 5.0% decline from $28.3 million at January 31, 2003. Accounts receivable totaled $46.0 million, increasing 25.1%, as compared to $36.8 million at January 31, 2003. The increase in accounts receivable stemmed from a greater percentage of sales occurring at the end of the quarter combined with an increase in reorders, as compared to the prior year. In addition, working capital increased by $19.4 million to $147.3 million from $127.9 million at January 31, 2003.

Mr. Cocozza concluded: “Based on this, we are increasing our guidance range for fiscal 2004. We currently estimate fiscal 2004 net sales in the range of $250 million to $255 million compared to $225.0 million in fiscal 2003 and our previous guidance range of $235 million to $240 million. In addition, fiscal 2004 diluted earnings per share is currently estimated in the range of $1.18 to $1.22 compared to our previous range of 1.02 to $1.06. At the mid-point of this range, our current guidance for fiscal 2004 diluted earnings per share represents growth of 22.4% over fiscal 2003 diluted earnings per share of $0.98.”

Interested stockholders and other persons are invited to listen to the first quarter earnings conference call scheduled for today, Tuesday, March 2, 2004 at 11:00 a.m. Eastern Time. To participate in Maxwell Shoe Company’s conference call dial 1-800-473-6123 approximately five minutes prior to the 11:00am Eastern start time. The call will also be broadcast live over the Internet at http://www.viavid.com. An online archive will be available immediately following the call and will be accessible until March 9, 2004.

Maxwell Shoe Company Inc. designs, develops and markets casual and dress footwear for women and children. The Company’s brands include AK ANNE KLEIN®, DOCKERS® FOOTWEAR FOR WOMEN, J. G. HOOK, JOAN & DAVID, CIRCA JOAN & DAVID, MOOTSIES TOOTSIES AND SAM & LIBBY.

Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended). Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include, but are not limited to: changing consumer preference, inability to successfully design, develop or market its footwear brands, the inability to successfully re-introduce the Joan & David brand into the market, competition from other footwear manufacturers or retailers, loss of key employees, general economic conditions and adverse factors impacting the retail footwear industry, and the inability by the Company to source its products due to political or economic factors, potential disruption in supply chain or customer purchasing habits due to health concerns relating to severe acute respiratory syndrome or other related illnesses; the imposition of trade or duty restrictions or work stoppages of transportation or other workers who handle or manufacture the Company’s goods. The information contained in the press release was accurate only as of the date issued. Investors should not assume that the statements made in this document remain operative at a later time. Maxwell Shoe Company undertakes no obligation to update any information appearing in this release. The Company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.

(tables to follow)

MAXS REPORTS FIRST QUARTER FISCAL 2004 RESULTS	Page: 3

MAXWELL SHOE COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited In Thousands — except per share amounts)

	January 31, 2004	October 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$90,415	$97,063
Accounts receivable, trade (net of allowance for doubtful accounts and discounts of $1,034 in 2004 and $973 in 2003)	46,003	42,412
Inventory, net	26,874	14,226
Prepaid expenses	1,089	601
Deferred income taxes	1,648	1,648

Total current assets	166,029	155,950
Property and equipment, net	2,532	2,609
Trademarks, net	14,462	14,462
Other assets	1	1

	$183,024	$173,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,393	$1,462
Accrued expenses	14,484	9,507
Accrued income taxes	863	1,274

Total current liabilities	18,740	12,243
Long-term deferred income taxes	2,448	2,448
Stockholders’ equity:
Class A common stock, par value $.01, 20,000 shares authorized, 14,838 shares outstanding in 2004, 14,821 shares outstanding in 2003	148	148
Additional paid-in capital	52,964	52,845
Deferred compensation	(314)	(417)
Retained earnings	109,038	105,755

Total stockholders’ equity	161,836	158,331

	$183,024	$173,022

MAXS REPORTS FIRST QUARTER FISCAL 2004 RESULTS	Page: 4

MAXWELL SHOE COMPANY INC.

STATEMENTS OF INCOME

(Unaudited–In Thousands Except Per Share Amounts)

	Three Months Ended January 31,
	2004	2003
Net sales	$53,617	$45,714
Cost of sales	39,303	33,302

Gross profit	14,314	12,412
Operating expenses:
Selling	4,289	3,777
General and administrative	4,830	4,950

	9,119	8,727

Operating income	5,195	3,685
Other expenses (income)
Interest income, net	(247)	(259)
Other, net	(30)	(110)

	(277)	(369)

Income before income taxes	5,472	4,054
Income taxes	2,189	1,622

Net income	$3,283	$2,432

Net income per share
Basic	$0.22	$0.17
Diluted	$0.21	$0.16

Shares used to compute net income per share:
Basic	14,830	14,615
Diluted	15,569	15,068